                                                                 EX-99.(j)(ii)






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 33-37883), and to the incorporation by reference therein of our report dated February 9, 2001 on the financial statements and financial highlights of GIAC Funds, Inc.


                                  /s/ ERNST & YOUNG LLP


                                  ERNST & YOUNG LLP

New York, New York
April 24, 2001